   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1997

                                                REGISTRATION NO. 333-26419
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         CAPSTEAD MORTGAGE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MARYLAND                                75-2027937
(STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)
                           2711 NORTH HASKELL AVENUE
                                   SUITE 900
                              DALLAS, TEXAS 75204
                                (214) 874-2323
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                               ANDREW F. JACOBS
                           2711 NORTH HASKELL AVENUE
                                   SUITE 900
                              DALLAS, TEXAS 75204
                                (214) 874-2350
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                --------------

     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                                 DAVID BARBOUR
                            ANDREWS & KURTH L.L.P.
                            4400 THANKSGIVING TOWER
                                1601 ELM STREET
                              DALLAS, TEXAS 75201
                                (214) 979-4400

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement pursuant to Rule 415.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
 TITLE OF EACH CLASS OF                    PROPOSED MAXIMUM  PROPOSED MAXIMUM      AMOUNT OF
       SECURITIES          AMOUNT TO BE     OFFERING PRICE       AGGREGATE     REGISTRATION FEE
    TO BE REGISTERED      REGISTERED (2)      PER UNIT(1)    OFFERING PRICE(1)      (2)(3)
-----------------------------------------------------------------------------------------------
Common Stock, $0.01 par
 value.................  4,713,059 shares      $21.9375       $103,392,731.81     $31,331.13

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices of the Common Stock on April 30, 1997 as reported on the New York Stock Exchange.

(2) Pursuant to Rule 429 under the Securities Act, 86,941 shares of Common Stock are being carried forward from the Registrant's Registration Statement No. 33-52415. Accordingly, the registration fee of $535.47 associated with such securities was previously paid upon the filing of said Registration Statement.

(3) Previously paid to the Commission on May 2, 1997 in connection with the filing of the Registration Statement.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS WHICH IS A PART OF THE REGISTRATION STATEMENT IS COMBINED PROSPECTUS THAT ALSO RELATES TO 86,941 SHARES OF COMMON STOCK OF THE COMPANY REGISTERED UNDER THE COMPANY'S REGISTRATION STATEMENT NO. 33-52415 AND REMAINING UNISSUED AS OF THE DATE HEREOF.

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

PROSPECTUS

                         CAPSTEAD MORTGAGE CORPORATION

                        STOCKHOLDER INVESTMENT PROGRAM

  Capstead Mortgage Corporation (the "Company") hereby offers participation in its Stockholder Investment Program (the "Program"), as amended and restated through May 1, 1997. The Program is designed to provide investors with a convenient and economical way to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and to reinvest all or a portion of their cash dividends in additional shares of Common Stock, in most cases at a discount to the market price. Participants in the Program and interested investors may:

  .Automatically reinvest cash dividends on all or a portion of their shares.

  . Invest by making optional cash payments at any time up to a maximum of $10,000 per month, regardless of whether the participants' dividends are being reinvested.

  . Make an initial cash investment up to a maximum of $10,000.

  . Invest by making an initial cash investment in excess of $10,000, or optional cash payments in excess of $10,000 per month, subject to permission of the Company, regardless of whether the participants' dividends are being reinvested.

  To fulfill Program requirements, shares of Common Stock may be purchased in the open market or in privately negotiated transactions, or from the Company. Shares purchased in the open market or in privately negotiated transactions will be credited to participant accounts at the average price per share of all shares purchased with respect to the relevant dividend payment date or Investment Date, as applicable. When the Company elects to make shares available for purchase under the Program, the purchase price of the shares of Common Stock so purchased may reflect a discount (ranging from 0% to 5%) from the market price. Discounts for shares purchased through initial cash investments and optional cash investments exceeding $10,000 (as approved by the Company) may vary from discounts applicable to shares purchased through cash investments of less than $10,000 and through dividend reinvestments. At present, it is expected that shares available for purchase under the Program will be purchased from the Company.

  The closing price of the Common Stock on April 30, 1997, as reported on the New York Stock Exchange, was $22 1/8 per share.

  This Prospectus relates to 4,800,000 shares of Common Stock offered for purchase under the Program.

  Stockholders who do not choose to participate in the Program will continue to receive cash dividends, as declared, in the usual manner.


                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

                  The date of this Prospectus is May  , 1997

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 14th Floor, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http:// www.sec.gov. Reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

    1. Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 14, 1997.

    2. Current Report on Form 8-K dated March 26, 1997, filed on March 26,
  1997.

    3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed on May 9, 1997.

    4. The description of the Common Stock contained in the Company's Registration Statement under Section 12 of the Securities Exchange Act of 1934 and all amendments and reports filed for the purpose of updating that description.

  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, prior to the termination of the offering of the securities offered hereby, shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests for such copies should be directed to Capstead Mortgage Corporation, 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204, Attention: Treasurer. The Company's telephone number is (214) 874-2323.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                 SUMMARY OF THE STOCKHOLDER INVESTMENT PROGRAM

  The following is a summary of certain features of the Program and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus.

  The Program provides stockholders and other investors with a convenient and economical way to purchase shares of Common Stock through the reinvestment of all or a portion of their cash dividends in additional shares of Common Stock. There is no minimum or maximum limitation on the amount of dividends a participant may reinvest under the Program. In addition to reinvestment of dividends, participants in the Program may invest additional funds through optional cash investments of not less than $50 and not more than $10,000 per month (except in cases covered by a Request for Waiver, as discussed below). Persons not presently stockholders of the Company may become participants by making an initial cash investment of not less than $250 and not more than $10,000 to purchase shares under the Program (except in cases covered by a Request for Waiver). For purposes of these limitations, all Program accounts under the common control or management of a participant may be aggregated at the Company's sole discretion. Optional cash investments and initial cash investments in excess of $10,000 may be made only upon acceptance by the Company of a completed Request for Waiver form from a participant.

  To fulfill Program requirements, shares of Common Stock may be purchased in the open market or in privately negotiated transactions, or directly from the Company. Shares purchased directly from the Company under the Program (whether in connection with optional cash investments or initial cash investments of less than $10,000 per month, or reinvestment of dividends) may be issued at a discount of 0% to 5% to the market price. As of the date of this Prospectus, such discount is 3%, but is subject to change from time to time or discontinuance at the Company's discretion, without prior notice to the participants, after a review of current market conditions, the level of participation in the Program and the Company's current and projected capital needs. The Company may establish a different discount (ranging from 0% to 5%, the "Waiver Discount") regarding shares purchased from the Company for optional cash investments and initial cash investments exceeding $10,000 per month and approved by the Company pursuant to a Request for Waiver. The Company may also, without prior notice to participants, change its determination that shares of Common Stock will be purchased by the Program's administrator directly from the Company or on the open market. No discount will be offered on shares purchased under the Program in the open market or in privately negotiated transactions instead of directly from the Company.

  Each month, at least three business days prior to the first day of the relevant Pricing Period (as defined herein), the Company may establish a Waiver Discount and minimum price applicable to optional cash investments and initial cash investments exceeding $10,000. The Waiver Discount, which may vary each month from 0% to 5%, will be established in the Company's sole discretion after a review of current market conditions, the level of participation in the Program and the Company's current and projected capital needs. With respect to cash investments that exceed $10,000 only, for each Trading Day (as defined herein) of the related ten-day Pricing Period on which the minimum price is not satisfied, one-tenth of a participant's cash investment will be returned without interest. Cash investments that do not exceed $10,000, and the reinvestment of dividends in additional shares of Common Stock, will not be subject to such minimum price, if any. If shares are purchased under the Program other than directly from the Company, no discount will be offered and no minimum price will be applicable.

  In deciding whether to approve a Request for Waiver, the Company will consider relevant factors including, but not limited to, whether the Program is then acquiring newly issued or treasury shares directly from the Company or acquiring shares from third parties in the open market or in privately negotiated transactions, the Company's needs for additional funds, the attractiveness of obtaining such additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock under the Program, the participant submitting the request, the extent and nature of such participant's prior participation in the Program, the number of shares of Common Stock held by such participant and the aggregate amount of cash investments for which Requests for Waiver have been submitted by all participants. If such requests are submitted for any Investment Date (as defined herein) for an aggregate amount in excess of the amount the Company is then willing to accept, the Company may honor such requests in order of receipt, pro rata or by any other method that the Company in its sole discretion determines to be appropriate.

  From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from the discount from market price of the Common Stock acquired under the Program. Such transactions may cause fluctuations in the trading volume of the Common Stock. Financial intermediaries and such other persons that engage in positioning transactions may be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act of 1933. The Company has no arrangements or understandings, formal or informal, with any person relating to the sale of shares to be received pursuant to the Program.

  Subject to the availability of shares of Common Stock registered for issuance under the Program, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and no pre-established maximum limit applicable to cash investments that may be made pursuant to Requests for Waiver. As of the date hereof, 4,800,000 shares of Common Stock have been registered and are available for sale under the Program.

  Participants in the Program will pay no commissions or brokerage fees on purchases made regarding dividend reinvestment. Participants will pay a pro rata portion of commissions and brokerage fees on open market purchases of Common Stock in connection with optional cash investments and initial cash investments. Sales of shares under the Program will be effected through the Program's administrator and will be subject to an administrative charge of $5, applicable brokerage fees and commissions and transfer taxes, if any.

  Participants in the Program who reinvest dividends will be treated for federal income tax purposes as having received a dividend, without receiving cash to pay any tax payment obligation which arises as a result of such dividend. Participants will have limited control regarding the specific timing of optional cash purchases and sales under the Program. Furthermore, participants will generally be unable to depend on the availability of a market discount regarding shares acquired under the Program. See "Capstead Mortgage Corporation Stockholder Investment Program--Disadvantages".

         CAPSTEAD MORTGAGE CORPORATION STOCKHOLDER INVESTMENT PROGRAM

  The following is a complete statement of the Program.

PURPOSE

  The purpose of the Program is to provide stockholders and other investors with a convenient and economical way to purchase shares of Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock.

  The Program may also have the effect of raising additional capital through the direct sale of Common Stock by the Company. These sales may be effected, in part, through the Company's approval from time to time, in its sole discretion, of Requests for Waiver regarding the limitations applicable to the initial cash investment and optional cash investment features of the Program.

ADVANTAGES

  . Shares purchased directly from the Company under the Program will be issued commission free and may be issued at a discount (ranging from 0% to 5%) to the market price. As of the date of this Prospectus the discount is 3% (except for cash investments exceeding $10,000 per month pursuant to Requests for Waiver approved by the Company, for which a different discount may apply). If it is determined that shares of Common Stock to be purchased under the Program will be made in the open market instead of directly from the Company, the participants will not pay any brokerage fees or commissions on open market purchases or in privately negotiated purchases of Common Stock in connection with the reinvestment of dividends. However, participants will pay a pro rata portion of brokerage fees and commissions on open market purchases or privately negotiated purchases of Common Stock in connection with optional cash investments and initial cash investments. No discount will be offered by the Company on shares not issued by the Company.

  . In addition to reinvestment of dividends, participants may invest additional funds in Common Stock through optional cash investments of not less than $50 and not more than $10,000 per month, unless a Request for Waiver is approved by the Company. Optional cash investments may be made by check, money order, wire transfer, or electronic funds transfer from a predesignated bank account. Optional cash investments may be made occasionally or at regular intervals, as the participant desires. Participants may make optional investments even if dividends on their shares of Common Stock are not being reinvested.

  . Persons not presently stockholders of the Company may become participants by making an initial cash investment of not less than $250 and not more than $10,000, unless a Request for Waiver is approved by the Company, to purchase shares of Common Stock under the Program.

  . Funds invested in the Program are fully invested through the purchase of fractions of shares, as well as full shares, and proportionate cash dividends on fractions of shares are used to purchase additional shares.

  . Participants may direct the Program Administrator to transfer, at any time and at no cost to the participant, all or a portion of the participant's Program shares to a Program account for another person.

  . The Program offers a "share safekeeping" service whereby participants may deposit their Common Stock certificates with the Program Administrator and have their ownership of such Common Stock maintained on the Administrator's records as part of their Program account.

  . Participants will receive statements containing year-to-date information on all Program transactions in a participant's account within a reasonable time after a transaction occurs.

DISADVANTAGES

  . Participants in the Program who reinvest dividends will be treated for federal income tax purposes as having received a dividend on the dividend payment date; such dividend may give rise to a tax payment obligation without providing the participant with immediate cash to pay such tax when it becomes due. See "Tax Consequences."

  . Participants will have limited control regarding the specific timing of purchases and sales under the Program. Because purchases under the Program will be made no earlier than ten business days following receipt of an investment instruction, and because sales under the Program will be effected by the Program Administrator only as soon as practicable after its receipt of such instructions, a participant may be unable to achieve the same level of control over purchase and sale timing that he or she might have regarding investments made outside the Program.

  . The Company may, without prior notice to participants, change its determination that shares of Common Stock will be purchased by the Program Administrator directly from the Company or through open market or privately negotiated purchases. No discount will be offered on shares purchased under the Program in the open market or in privately negotiated purchases instead of directly from the Company. The Company may also, without prior notice to participants, lower or eliminate the discount on shares to be purchased directly from the Company. As a result, participants will generally be unable to depend on the availability of a market discount regarding shares acquired under the Program.

  . No interest will be paid by the Company or the Program Administrator on dividends, initial cash investments or optional cash investments held pending reinvestment or investment or to be returned to the participant. In addition, cash investments exceeding $10,000 per month may be subject to return to the participant (in whole or proportionate part) without interest in the event that (i) a minimum price has been established with respect to shares to be purchased from the Company, and (ii) such minimum price is not met for any Trading Day during the related Pricing Period.

  . With respect to cash investments, including cash investments exceeding $10,000 per month, while the Program allows the Company to establish a discount from the average market price of the shares during the Pricing Period, there can be no assurance that such average market price, as so discounted, will equal or exceed the market price of the shares on the relevant Investment Date.

ADMINISTRATION

  Harris Trust and Savings Bank (the "Administrator") will administer the Program, purchase and hold shares of Common Stock acquired under the Program, keep records, send statements of account activity to participants, and perform other duties related to the Program. Participants may contact the Administrator by writing to:

    Direct Stock Services
    Harris Trust and Savings Bank
    P.O. Box A3309
    Chicago, Illinois 60690-3309

or by telephoning the Administrator toll free at (800) 969-6715. Written communications may also be sent to the Administrator by telefax. Participants should contact the Administrator for current telefax numbers.

  The Administrator also currently serves as transfer agent and dividend paying agent for the Company and may have other business relationships with the Company from time to time.

PARTICIPATION

  Participation in the Program is open to any person or entity, whether or not a stockholder of the Company, provided that such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures". A stockholder who owns shares of Common Stock in his or her own name is referred to herein as a "Stockholder of Record." A Stockholder of Record may participate directly in the Program. A stockholder who beneficially owns shares of Common Stock that are registered in a name other than such stockholder's name (for example, where shares are held in the name of a broker, bank or other nominee) is referred to herein as a "Beneficial Owner." A Beneficial Owner may participate in the Program by either (i) becoming a Stockholder of Record by having one or more shares transferred into such stockholder's own name, or (ii) coordinating such stockholder's participation with his or its broker, bank or other nominee who is the record holder to participate on such stockholder's behalf. A prospective investor who holds no shares of Common Stock may participate, at his or its option, either directly or through a broker, bank or other nominee. See "Enrollment Procedures" below.

  The Program is intended for the benefit of investors in the Company and not for persons or entities who accumulate accounts under the Program over which they have control for the purpose of exceeding the $10,000 per month maximum without seeking the advance approval of the Company or who engage in transactions that cause or are designed to cause aberrations in the price or trading volume of the Common Stock. Notwithstanding anything in the Program to the contrary, the Company reserves the right to exclude from participation in the Program, at any time, (i) persons or entities who attempt to circumvent the Program's standard $10,000 per month maximum by accumulating accounts over which they have control or (ii) any other persons or entities, as determined in the sole discretion of the Company.

PREVIOUS SALES UNDER THE PROGRAM

  Since the inception of the Program in June 1995, the Company has issued 2,163,059 shares of Common Stock under the Program. A total of 1,383,254 shares of Common Stock have been issued pursuant to the optional cash investment feature of the program.

ENROLLMENT PROCEDURES

  After being furnished a copy of this Prospectus:

    (a) Stockholders of Record may become a participant by delivering a completed Enrollment Form to the Administrator.

    (b) Beneficial Owners are eligible to participate in the reinvestment of dividends, however, such Beneficial Owners must instruct their broker, bank or other nominee to complete and sign the Enrollment Form and forward it to its securities depository, which will provide the Administrator with the information necessary to allow the Beneficial Owner to participate in the Program. To facilitate participation by beneficial owners, the Program is eligible for the Depository Trust Dividend Reinvestment Services. A Broker and Nominee Form is required to be used for optional cash investments and initial cash investments of a Beneficial Owner whose broker, bank or other nominee holds the Beneficial Owner's shares in the name of a major securities depository. See "Broker and Nominee Form" below.

    (c) Interested investors not presently stockholders of the Company may become a participant by directly delivering a completed Enrollment Form to the Administrator, or through coordination with their broker, bank or other nominee as described in (b) above for Beneficial Owners, along with an initial cash investment of not less than $250 and not more than $10,000; provided, that initial cash investments of more than $10,000 may be made if a Request for Waiver therefor is approved by the Company.

  Enrollment Forms and, if applicable, Broker and Nominee Forms, will be processed as promptly as practicable. Participation in the Program will begin after the properly completed Enrollment Form and/or Broker and Nominee Form has been reviewed and accepted by the Administrator (and, in cases of cash investments exceeding $10,000, a properly completed Request for Wavier form has been reviewed and approved by the Company).

PARTICIPATION OPTION

  The Enrollment Form appoints the Administrator as agent for the participant and directs the Company to pay to the Administrator such participant's cash dividends on all or a specified number of shares of Common Stock owned by the participant ("Participating Shares"), as well as on all whole and fractional shares of Common Stock credited to a participant's Program account ("Program Shares"). The Enrollment Form directs the Administrator to purchase on the dividend payment date additional shares of Common Stock with such dividends. The Enrollment Form also directs the Administrator to purchase on the relevant Investment Date (as defined below under "Investment Date") additional shares of Common Stock with optional cash investments and initial cash investments of not more than $10,000, if any, made by Stockholders of Record. See "Cash Investments Exceeding $10,000" below for a discussion of the requirements for optional cash investments and initial cash investments exceeding $10,000. See "Broker and Nominee Form" below for a discussion of the requirements for optional cash investments of a Beneficial Owner, and initial cash investments of an investor who is not a stockholder of the Company, whose broker, bank or other nominee holds or will hold such investor's shares in the name of a major securities depository. The Enrollment Form also directs the Administrator to reinvest automatically all subsequent dividends on Program Shares. Dividends will continue to be reinvested until the participant specifies otherwise by contacting the Administrator, withdraws from the Program, or the Program is terminated.

  The Enrollment Form provides for the purchase of additional shares of Common Stock through the following investment options:

    (a) Full Dividend Reinvestment--The Administrator will apply any cash dividends on all shares of the Common Stock registered in the Program under the participant's name, and all cash dividends on Program Shares, together with any optional cash investments or initial cash investment, toward the purchase of additional shares of Common Stock.

    (b) Partial Dividend Reinvestment--The Administrator will apply cash dividends on shares of Common Stock registered in the Program under the participant's name and specified on the Enrollment Form, and all cash dividends on Program Shares, together with any optional cash investments or initial cash investment, toward the purchase of additional shares of Common Stock.

    (c) Optional Cash Investment and Initial Cash Investment Only--The participant will continue to receive cash dividends on shares of Common Stock registered in the Program under the participant's name in the usual manner. However, the Administrator will apply all cash dividends on all Program Shares, together with any optional cash investments or initial cash investment received from the participant, toward the purchase of additional shares of Common Stock.

  Each participant may select any one of these three options. In each case, dividends will be reinvested on all Participating Shares and on all Program Shares held in the Program account, including dividends on Common Stock purchased with any optional cash investments or initial cash investments, until a participant specifies otherwise by contacting the Administrator, or withdraws from the Program altogether, or until the Program is terminated. If a participant would prefer to receive cash payments of dividends on Program Shares rather than reinvest such dividends, those shares must be withdrawn from the Program by written notification to the Administrator. See "Withdrawal" below.

  Participants may change their investment options at any time by requesting a new Enrollment Form and returning it to the Administrator.

BROKER AND NOMINEE FORM

  The Broker and Nominee Form provides the only means by which a broker, bank or other nominee holding shares of a Beneficial Owner, or planning to hold shares of an interested investor who is not currently a stockholder of the Company, in the name of a major securities depository may invest optional cash investments or initial cash investments within the minimum and maximum investment limitation established for the Program (see "Optional Cash Investments and Initial Cash Investments" below) on behalf of such Beneficial Owner or interested investor. A Broker and Nominee Form must be delivered to the Administrator each time such broker, bank or other nominee transmits optional cash investments or initial cash investments. Broker and Nominee Forms will be furnished at any time upon request to the Administrator.

  The Broker and Nominee Form and appropriate instructions must be received by the Administrator not later than 12:00 p.m. (Noon) Central time on the business day immediately preceding the relevant Pricing Period (as defined below under "Source and Price of Shares") in order to be invested on the Investment Date, otherwise the optional cash investment or initial cash investment will be returned, without interest.

  Shares issued pursuant to a properly completed Broker and Nominee Form will not be deemed Program Shares, therefore, subsequent dividends will be paid in cash unless otherwise instructed by the Beneficial Owner (See "Enrollment Procedures" above for a discussion of the requirements for Beneficial Owner participation in the reinvestment of dividends).

REINVESTMENT OF CASH DIVIDENDS

  Participants may elect to reinvest cash dividends paid on all or a portion of the shares of Common Stock registered in the Program under the participant's name by designating their election on the Enrollment Form. Reinvestment levels may be changed from time to time as a participant desires by submitting a new election to the Administrator. To be effective with respect to a particular Common Stock dividend, any change in the reinvestment election must be received by the Administrator on or before the record date for such dividend. The record date is usually about ten days prior to the payment of the dividend. The Company has historically paid cash dividends on the last business day of each calendar quarter.

  Once a participant elects reinvestment, cash dividends paid on shares of Common Stock held in the Program under the participant's name will be reinvested in additional shares of Common Stock on the dividend payment date if the shares are purchased from the Company. The Administrator may, in its discretion, initiate purchase transactions for the reinvestment of dividends prior to the actual payment of dividends in order to minimize, to the extent possible, the delay between the payment of dividends and the settlement of purchase transactions (see "Source and Price of Shares" below). If the participant has specified partial reinvestment of dividends or optional cash investment and initial cash investment only, the portion of such dividend payment not being reinvested will be sent to the participant by check in the usual manner.

OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS

  Participants or other investors directly enrolling in the Program may make optional cash investments by personal check or money order, wire investment, or automatic deduction from a bank account. Beneficial Owners wanting to participate in optional cash investments must instruct their broker, bank or other nominee to complete a Broker and Nominee Form and transmit the optional cash payment to the Administrator. Optional cash investments must be at least $50 for any single investment and may not exceed $10,000 per month. (For the purposes of these limitations, all Program accounts under the common control or management of a participant may be aggregated, at the Company's sole discretion.) Optional cash investments exceeding $10,000 per month may be made only upon approval by the Company of a properly completed Request for Waiver form. There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time.

  Interested investors not presently stockholders of the Company may become a participant by directly enrolling in the Program by delivering a completed Enrollment Form to the Administrator and making an initial cash investment in the form of a personal check, money order or wire transfer. Interested investors not presently stockholders of the Company and not wanting to directly enroll in the Program must instruct their broker, bank or other nominee to complete a Broker and Nominee Form and transmit the initial cash investment to the Administrator. Initial cash investments must be at least $250 but less than $10,000. (For the purpose of these limitations, all Program accounts under the common control or management of a participant may be aggregated, at the Company's sole discretion). Initial cash investments exceeding $10,000 per month may be made only upon approval by the Company of a properly completed Request for Waiver form.

  Optional cash investments and initial cash investments must be received by the Administrator NO EARLIER THAN the 23rd day of the calendar month immediately preceding the Investment Date (as defined below under "Investment Date") and NO LATER THAN 12:00 p.m. (Noon) Central time on the business day immediately preceding the relevant Pricing Period (as defined below under "Source and Price of Shares") and any payment in the form of check, money order or wire transfer must have cleared on or before the Investment Date in order to be invested on the Investment Date. Optional cash investments and initial cash investments exceeding $10,000 must be received (together with a completed Request for Waiver form) by the Administrator in good funds not later than 12:00 p.m. (Noon) Central time on the business day immediately preceding the related Pricing Period in order for such funds to be invested on the related Investment Date. Otherwise, the optional cash investment or initial cash investment amount will be returned automatically by the Administrator to the participant as soon as is practicable. Furthermore, upon a participant's written request received by the Administrator no later than two business days prior to the Pricing Period, a timely optional cash investment or initial cash investment not already invested under the Program will be cancelled or returned to the participant, as appropriate. However, in such latter event, no refund of a check or money order will be made until the funds have been actually received by the Administrator. Accordingly, such refunds may be delayed by up to three weeks.

  The Administrator will apply the optional cash investment or initial cash investment received from a participant to the purchase of shares of the Common Stock for the account of the participant on the related Investment Date (see "Source and Price of Shares" and "Cash Investments Exceeding $10,000" below).

  NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT OR TO BE RETURNED TO THE PARTICIPANT. Accordingly, investors should transmit all optional cash investments and initial cash investments, including cash investments exceeding $10,000 made pursuant to Requests for Waiver approved by the Company, so as to reach the Administrator shortly (but not later than 12:00 p.m. (Noon) Central time) on the business day immediately preceding the relevant Pricing Period. All optional cash investments and initial cash investments are subject to collection by the Administrator for full face value in U.S. funds.

  Shares issued pursuant to a properly completed Broker and Nominee Form or exceeding the $10,000 per month limitation pursuant to a Request for Waiver will not be deemed Program Shares, therefore, subsequent dividends will be paid in cash unless otherwise instructed by the Beneficial Owner (See "Enrollment Procedures" above for a discussion of the requirements for Beneficial Owner participation in the reinvestment of dividends).

SOURCE AND PRICE OF SHARES

 Source

  To fulfill Program requirements, the Administrator may purchase or sell shares in the open market or in privately negotiated transactions subject to such terms and conditions, including price and delivery, as the Administrator may accept. The Administrator may also purchase shares from or sell shares to the Company, to the extent the Company makes shares available or is willing to purchase or sell shares. The Administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases.

  The Administrator will purchase shares as soon as practicable beginning on the relevant dividend payment date or Investment Date and in no event later than 30 days after the relevant dividend payment date or Investment Date and will sell shares on the open market as soon as practicable, except where and to the extent necessary under any applicable federal securities laws or other government or stock exchange regulations. For the reinvestment of cash dividends for shares purchased in the open market, the Administrator may, in its discretion, purchase shares prior to the actual payment of dividends (see "Reinvestment of Cash Dividends" above).

  Dividend and voting rights on shares purchased in the open market will commence upon settlement, which is normally three business days after purchase. However, shares purchased in the open market within a period of three business days prior to and including a dividend record date are considered purchased "ex-dividend" and therefore are not entitled to payment of that dividend or voting rights.

 Price

  Shares purchased pursuant to the reinvestment of dividends will be credited to the participant's account at the weighted average price per share of all shares purchased with respect to the relevant dividend payment date. Shares purchased for the Program directly from the Company will be acquired on the relevant dividend payment date at a price to participants, computed to four decimal places, obtained by averaging the daily high and low sales price of the Common Stock on the New York Stock Exchange for the three trading days immediately preceding the dividend payment date and subtracting from such average a discount, determined at the sole discretion of the Company, ranging from 0% to 5%.

  Shares purchased pursuant to optional cash investments and initial cash investments will be credited to the participant's account at the WEIGHTED AVERAGE PRICE PER SHARE OF ALL SHARES PURCHASED with respect to the relevant Investment Date. Except in the case of cash investments exceeding $10,000 made pursuant to Requests for Waiver approved by the Company, as detailed below under "Cash Investments Exceeding $10,000", shares purchased for the Program directly from the Company will be acquired on the relevant Investment Date at a price to participants, computed to four decimal places, obtained by averaging the daily high and low sales price of the Common Stock on the New York Stock Exchange for the ten Trading Days (as defined below) immediately preceding the relevant Investment Date and subtracting from such average a discount, determined at the sole discretion of the Company, ranging from 0% to 5%. A "Trading Day" means a day on which trades of the Common Stock are reported on the New York Stock Exchange; the period encompassing the ten Trading Days immediately preceding the relevant Investment Date is the relevant "Pricing Period." See "Plan of Distribution; Expenses" below; also see Schedule A for a list of Investment Dates and associated cash investment due dates and Pricing Periods.

  As of the date of this Prospectus, the discount for purchases directly from the Company is 3% (except for cash investments exceeding $10,000 made pursuant to Requests for Waiver approved by the Company, for which a different discount may apply), but may be changed or eliminated by the Company without prior notice to participants at any time. In all instances the discount on shares issued directly by the Company shall not exceed 5% of the closing price for the Common Stock as reported on the New York Stock Exchange on the relevant dividend payment date or Investment Date, as applicable. Shares purchased on the open market will not be eligible for the discount to market price.

CASH INVESTMENTS EXCEEDING $10,000

 Request for Waiver

  Initial cash investments in excess of $10,000, and optional cash investments in excess of $10,000 per month, may be made only pursuant to a written Request for Waiver accepted in writing by the Company. A Request for Waiver must be received by the Company at its corporate address or via facsimile at (214) 874-2398 no later than 12:00 p.m. (Noon) Central time on the second business day preceding the relevant Pricing Period. Request for Waiver forms may be obtained from the Company at (214) 874-2375. It is solely within the Company's discretion as to whether any such approval for cash investments in excess of $10,000 will be granted. In deciding whether to approve a Request for Waiver, the Company will consider relevant factors including, but not limited to, whether the Program is then acquiring newly issued or treasury shares directly from the Company or acquiring shares from third parties in the open market or in privately negotiated transactions, the Company's need for additional funds, the attractiveness of obtaining such additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock under the Program, the participant submitting the request, the extent and nature of such participant's prior participation in the Program, the number of shares of Common Stock held by such participant and the aggregate amount of cash investments for which Requests for Waiver have been submitted by all participants. If such requests are submitted for any Investment Date for an aggregate amount in excess of the amount the Company is then willing to accept, the Company may honor such requests in order of receipt, pro rata or by any other method that the Company determines in its sole discretion to be appropriate.

  The Company anticipates that it will respond to each Request for Waiver by the close of business (5:00 p.m. Central time) on the second business day preceding the relevant Pricing Period. GOOD FUNDS ON ALL APPROVED REQUESTS FOR WAIVER MUST BE RECEIVED BY THE ADMINISTRATOR NOT LATER THAN 12:00 P.M. (NOON) CENTRAL TIME ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE RELEVANT PRICING PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE.

  See "Plan of Distribution; Expenses" below; also see Schedule A for a list of important dates applicable to the Request for Waiver.

 Purchase Price

  Shares purchased in connection with approved Requests for Waiver directly from the Company will be acquired on the Investment Date at a price to participants, computed to four decimal places, obtained by averaging the daily high and low sales price of the Common Stock on the New York Stock Exchange for the ten Trading Days immediately preceding the relevant Investment Date and subtracting from such average the Waiver Discount, if any, applicable to such shares (see "--Waiver Discount and Minimum Price" below).

 Discount and Minimum Price

  Each month, at least three business days prior to the first day of the Pricing Period, the Company may establish a Waiver Discount applicable to cash investments exceeding $10,000. The Waiver Discount, which may vary each month between 0% and 5%, will be established in the Company's sole discretion after a review of current market conditions, the level of participation in the Program and current and projected capital needs of the Company. The Waiver Discount will apply only to shares of Common Stock purchased directly from the Company.

  Notwithstanding anything contained herein to the contrary, the Company may establish for each Pricing Period a minimum price applicable to the purchase of newly issued shares of Common Stock purchased through cash investments made pursuant to Requests for Waiver approved by the Company. This minimum price, if any, will be established by the Company at least three business days prior to the first day of the Pricing Period, and will be established in the Company's sole discretion after a review of current market conditions and other relevant factors. Participants may obtain the applicable Waiver Discount and minimum price by telephoning the Company at (214) 874-2375. The minimum price will be a stated dollar amount that the average of the high and low sale prices of the Common Stock on the New York Stock Exchange for a Trading Day of the Pricing Period must equal or exceed. In the event that such minimum price is not satisfied for a Trading Day of the Pricing Period, then such Trading Day and the trading prices for that day will be excluded from (i) the Pricing Period and (ii) the determination of the purchase price of the Common Stock for all cash investments made pursuant to Requests for Waiver approved by the Company. Thus, for example, if the minimum price is not satisfied for three of the ten Trading Days, then the purchase price of the Common Stock will be based upon the remaining seven Trading Days for which the minimum price was satisfied.

  Each Trading Day of a Pricing Period for which the minimum price is not satisfied will cause the return of a portion of any cash investments made pursuant to Requests for Waiver approved by the Company. The returned amount will equal one-tenth of such cash investments for each Trading Day that the minimum price is not satisfied. Thus, for example, if the minimum price is not satisfied for three Trading Days, then 3/10 (i.e., 30%) of such cash investments will be returned without interest.

  The minimum price and return procedure discussed above apply only to cash investments made pursuant to Requests for Waiver approved by the Company and not to the reinvestment of dividends or investments that do not exceed $10,000.

INVESTMENT DATE

  The Program's "Investment Date" for all optional cash investments and initial cash investments, including cash investment exceeding $10,000, is the 17th day of each month. If any Investment Date is not a day on which financial markets in New York City are open for business, the Investment Date will be the next day on which they are so open. See Schedule A for a list of Investment Dates and associated cash investment due dates and Pricing Periods (defined below).

INVESTMENTS MAY BE MADE IN THE FOLLOWING WAYS:

 Check Investment

  Optional cash investments and initial cash investments may be made by personal check or money order payable in U.S. dollars to "Harris Trust and Savings Bank." Optional cash investments mailed to the Administrator should include the Voluntary Purchase Form attached to each statement of account sent to participants. Additional Voluntary Purchase Forms are available upon request from the Administrator.

 Wire Investment

  Optional cash investments may be made by wire transfer to the Administrator. Participants who wish to make a wire transfer should contact the Administrator for instructions. Participants making wire investments may be charged fees by the commercial bank initiating the transfer.

 Automatic Investment from a Bank Account

  Participants may make automatic monthly investments of a specified amount (not less than $50 per month and, unless a Request for Waiver is approved by the Company, not more than $10,000 per month) by electronic funds transfer from a pre-designated U.S. bank account.

  To initiate automatic monthly deductions, the participant must provide written authorization to the Administrator together with a voided blank check for the account from which funds are to be drawn. The written request for automatic monthly deduction will be processed and will become effective as promptly as practicable.

  Once automatic monthly deduction is initiated, funds will be drawn from the participant's designated bank account on the business day immediately preceding the relevant Pricing Period, and will be invested in Common Stock beginning on the Investment Date.

  Participants may change or terminate automatic monthly deduction by providing new written instructions to the Administrator. To be effective with respect to a particular month, however, the new instructions must be received by the Administrator prior to the last business day of the preceding calendar month.

SALE OF SHARES

  Participants may request the Administrator to sell any number of whole shares held in their Program accounts by giving written instruction to the Administrator. The Administrator will make the sale on the open market (at the market price at the time of sale) as soon as practicable following receipt of the request; participants will generally be unable to terminate the sale after submitting the request. The Company will have no influence over sales of shares on behalf of participants in the Program. The participant will receive the proceeds, less an administrative charge of $5 and applicable brokerage fees and commissions, if any, and any transfer taxes. Proceeds of shares sold through the Program will be paid to the participant normally by check upon settlement of trade.

  If instructions for the sale of shares are received on or after an ex-dividend date but before the related dividend payment date, the sale will be processed as described above and a separate check for the dividends will be mailed following the payment date. A request to sell all shares held in a participant's account will be treated as a withdrawal from the Program (see "Withdrawal" below).

SHARE SAFEKEEPING

  At the time of enrollment in the Program, or at any later time, participants may use the Program's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant's account under the Program.

  By using the Program's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Program, they may be transferred or sold through the Program in a convenient and efficient manner. See "Sale of Shares" above and "Withdrawal" and "Gift/Transfer of Shares Within the Program" below.

  Participants who wish to deposit their Common Stock certificates with the Administrator must complete and return to the Administrator, by registered, insured mail, the Common Stock certificates to be deposited, along with a properly completed Enrollment Form, if applicable. The certificate should not be endorsed.

GIFT/TRANSFER OF SHARES WITHIN THE PROGRAM

  If a participant wishes to transfer the ownership of all or part of the shares held in the participant's Program account to a Program account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by written request, along with an executed stock assignment (stock power), to the Administrator. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including requirements of a signature guarantee on the stock assignment.

  Shares so transferred will continue to be held by the Administrator under the Program. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Program. If the transferee is not already a registered stockholder or a Program participant, the donor may make a reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment election after the gift has been made as described under "Reinvestment of Cash Dividends" above.

  The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Program account.

REPORTS TO PARTICIPANTS

  Each participant will receive a statement after each transaction showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred, or withdrawn, the total number of shares accumulated and other information. The statement will consolidate all Program and certificated shares standing in the participant's name. The statement will reflect all account activity for the year. Each participant should retain these statements so as to be able to establish the cost basis of shares purchased under the Program for income tax and other purposes. Duplicate statements will be available from the Administrator at the participant's expense.

  In addition, each participant will receive copies of the same communications sent to all other holders of shares of Common Stock, including the Company's annual report to stockholders, a notice of the annual meeting and accompanying proxy statement, and Internal Revenue Service information return, if so required, for reporting dividend income received.

  All notices, statements and reports from the Administrator to a participant will be addressed to the participant at his or her latest address of record with the Administrator. Therefore, participants must promptly notify the Administrator of any change of address. To be effective with respect to mailings of dividend checks and quarterly statements and reports for a particular quarter, address changes must be received by the Administrator prior to the record date for that quarter's dividend.

CERTIFICATES FOR SHARES

  Shares purchased and held under the Program will be held in safekeeping by the Administrator in its name or the name of its nominee. The number of shares (including fractional interests) held for each participant will be shown on each statement of account. Participants may obtain a new certificate for all or some of the whole shares of Common Stock held in their Program accounts upon written request to the Administrator. Any remaining whole or fractional Program shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment (see "Reinvestment of Cash Dividends" above).

  Except as described above under "Gift/Transfer of Shares Within the Program," shares of stock held by the Administrator for a participant's Program account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in the participant's name.

PLAN OF DISTRIBUTION; EXPENSES

  Except to the extent the Administrator purchases Common Stock in open market transactions or privately negotiated purchases, the Common Stock acquired under the Program will be sold directly by the Company through the Program. The Company may sell Common Stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares, including shares acquired pursuant to Requests for Waiver approved with respect to the optional cash investment and initial cash investment features of the Program, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which shares of Common Stock trade or in privately negotiated transactions. The Common Stock is currently listed on the New York Stock Exchange. Under certain circumstances, it is expected that a portion of the shares of Common Stock available for issuance under the Program will be issued pursuant to such Requests for Waiver. The difference between the price such owners pay to the Company for shares of Common Stock acquired under the Program, after deduction of the applicable discount from the market price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

  Subject to the availability of shares of Common Stock registered for issuance under the Program, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the market price of Common Stock acquired through the reinvestment of dividends under the Program.

  Shares purchased for a participant with respect to a particular Investment Date will be credited to the participant's account at the weighted average price per share of all shares purchased with respect to that Investment Date. Shares purchased in the open market or in privately negotiated transactions are subject to such terms and conditions, including price and delivery, as the Administrator may accept. Shares purchased on the open market will not be eligible for the discount to market price.

  The Company will pay the costs of administering the Program, including charges by the Administrator for bank services on each dividend reinvestment. There will be no brokerage commissions on purchases of shares of Common Stock by the Administrator directly from the Company. In addition, the Company will pay all brokerage commissions related to purchases of shares of Common Stock on the open market pursuant to the reinvestment of dividends. For shares purchased on the open market pursuant to optional cash investments or on behalf of persons not presently stockholders of the Company, participants will pay a pro rata portion of brokerage commissions for such purchase. Such brokerage commissions are currently expected to range from $0.10 per share to $0.25 per share. The Administrator may charge a participant for additional services not provided under the Program or where specified charges are indicated. Certain expenses will be incurred by the participant if the participant requests that shares of Common Stock be sold. Brokers or nominees who participate on behalf of beneficial owners for whom they are holding shares may charge such beneficial owners fees in connection with such participation, for which neither the Administrator nor the Company will be responsible.

WITHDRAWAL

  A participant may withdraw from the Program at any time by giving written instructions to the Administrator. Upon withdrawal from the Program, a certificate for the whole shares held in the Program for the participant will be issued. Alternatively, a participant may specify in the withdrawal notice that all (but not less than all) whole Program shares be sold. The Administrator will make the sale on the open market as soon as practicable after receipt of the withdrawal notice (see "Source and Price of Shares" above), and the participant will receive a check for the proceeds, less an administrative charge of $5 and applicable brokerage fees and commissions and any transfer taxes.

  Whether whole Program shares are withdrawn or sold, participants terminating participation in the Program will receive a check for the cash value of any fractional share held in their Program accounts. Fractions of shares will be valued at the same effective price as whole shares sold.

  If notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate check for the dividends will be mailed following the payment date.

  After participation in the Program has been terminated, no further investments may be made without re-enrolling in the Program.

MISCELLANEOUS

 Stock Split, Stock Dividend or Rights Offering

  Any dividends in Common Stock or split shares distributed by the Company on shares held in the Program will be added to the participant's account. Stock dividends or split shares distributed on certificated shares will be mailed directly to the participant in the same manner as to stockholders who are not participating in the Program.

  In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of Program and certificated shares standing in the participant's name.

 Voting of Shares Held in the Program

  Whole and fractional shares held in a Program account may be voted in person or by the proxy sent to the participant.

 Limitation of Liability

  Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable in administering the Program for any act done in good faith nor for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased or sold for participants, or any change in the market value of shares, or from failure to terminate a participant's account upon such a participant's death. The foregoing does not represent a waiver of any rights a participant may have under applicable securities laws.

 Change or Termination of the Program

  The Company, in its sole discretion, may suspend, modify or terminate the Program at any time in whole, in part, or in respect of participants in one or more jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Program by the Company, certificates for whole shares held in an affected participant's account under the Program will be issued to the participant and a cash payment will be made for any fraction of a share. Any change in the Waiver Discount made by the Company shall not constitute a modification of the Program requiring notice to the participants.

 Termination of a Participant

  If a participant does not own in excess of one whole Program or certificated share in the participant's name, the participant's participation in the Program may be terminated. The Company may also terminate any participant's participation in the Program for any reason (including, without limitation, the attempted circumvention by a participant of the $10,000 monthly maximum for cash purchases through the accumulation of Program accounts over which they have control) after written notice in advance mailed to such participant at the address appearing on the Administrator's records. Participants whose participation in the Program has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in their Program accounts.

                                  THE COMPANY

  The Company was incorporated on April 15, 1985 in the state of Maryland and commenced operations in September 1985. The Company generates earnings from investing in mortgage-backed securities, servicing mortgage loans and other investment strategies. The Company's mortgage investment portfolio consists primarily of adjustable-rate mortgage-backed securities issued by various government-sponsored entities ("Agencies") and also includes investments in AAA-rated private mortgage pass-through securities. The Company's CMO collateral and investments includes Agency-issued interest-only mortgage securities. Mortgage loan servicing includes collection activities, accounting for principal and interest payments, escrow administration and other responsibilities relating to the administration of the mortgage loans. In exchange for providing this service, the Company receives periodically a servicing fee representing an annualized percentage of the outstanding principal balance of each such mortgage loan.

  The Company, and its qualified real estate investment trust ("REIT") subsidiaries, have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and intend to continue to do so. As a result of this election, the Company and such subsidiaries are not taxed at the corporate level on taxable income distributed to stockholders, provided that certain REIT qualification tests are met. Certain other affiliated entities which are consolidated with the Company for financial reporting purposes, are not consolidated for federal income tax purposes because such entities were not established as REITs or qualified REIT subsidiaries. All taxable income of these affiliated entities are subject to federal and state income taxes, where applicable.

                               TAX CONSEQUENCES

  The Company believes the following is an accurate summary of the material federal tax consequences of participation in the Program as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Program, and, therefore, participants in the Program are advised to consult their own tax advisors with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations. The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Program.

REINVESTED DIVIDENDS

  For shares purchased from the Company with reinvested dividends, participants in the Program will be treated for federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on that date of the shares so acquired. Such shares will have an initial tax basis equal to the same amount. For shares purchased by the Administrator on the open market by reinvestment of dividends, participants in the Program will be treated for federal income tax purposes as having received on the dividend payment date, a distribution in an amount equal to the cash dividend such participant would otherwise have been entitled to receive plus the participant's pro rata portion of any brokerage cost paid by the Company. Such shares will have an initial tax basis equal to the same amount. The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the Investment Date that the share was acquired. The holding period of a whole share resulting from the acquisition of two or more fractional shares on different Investment Dates normally will be split between the holding periods of the fractional components comprising the whole share.

OPTIONAL CASH PAYMENTS

  Participants will be treated as having received a distribution upon the purchase of shares with an optional cash deposit in an amount equal to the excess, if any, of the fair market value of the shares on the date on which they were acquired (plus a pro rata portion of any brokerage cost incurred in open market purchases of the shares) over the amount of the optional cash deposit. Such shares will have an initial tax basis equal to the amount of the deposit plus the excess, if any, of the fair market value of the shares purchased over the amount of the deposit. The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the Investment Date that the share was acquired. The holding period of a whole share resulting from the acquisition of two or more fractional shares on different Investment Dates normally will be split between the holding periods of the fractional components comprising the whole share.

RECEIPT OF SHARE CERTIFICATES AND CASH

  A participant will not realize any taxable income other than that described above upon the mere receipt of certificates for whole shares credited to the participant's account, either upon the participant's request for certain of those shares or upon termination in the Program. A participant will realize gain or loss upon the sale or exchange of shares acquired under the Program. A participant will also realize gain or loss upon receipt, following termination of participation in the Program, of a cash payment for any fractional share interests credited to the participant's account. The amount of any such gain or loss will be the difference between the amount that the participant received for the shares or fractional share interest (net of any applicable fees or expenses) and the tax basis thereof.

MISCELLANEOUS

  The above rules may not be applicable to certain participants in the Program, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign stockholders. These particular participants should consult their own tax advisors concerning the tax consequences applicable to their situations.

  In the case of participants in the Program whose dividends are subject to U.S. backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

  In the case of foreign stockholders whose dividends are subject to U.S. federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax will be the responsibility of the stockholder.

                                USE OF PROCEEDS

  At present, it is expected that purchases of Common Stock under the Program will be made directly from the Company. The Company, however, may determine without prior notice to participants that shares will be purchased by the Administrator on the open market or in privately negotiated transactions for use in the Program; provided, the Company may not switch the source of such shares (i.e. from the Company to the open market/privately negotiated transactions or vice versa) more than once in a three-month period. The Company intends to use any net proceeds from the sales of shares purchased from the Company for general corporate purposes.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby has been passed on for the Company by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P. will rely as to all matters of Maryland law on Piper & Marbury L.L.P., Baltimore, Maryland. Attorneys at Andrews & Kurth L.L.P. beneficially own approximately 45,600 shares of Common Stock and approximately 9,700 shares of the Company's $1.26 Cumulative Convertible Preferred Stock, Series B.

                                    EXPERTS

  The consolidated financial statements and schedule of Capstead Mortgage Corporation incorporated by reference or appearing in Capstead Mortgage Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included and/or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                   SCHEDULE A
                             OPTIONAL CASH PAYMENTS

       THRESHOLD PRICE
          AND WAIVER                      PRICING PERIOD
         DISCOUNT SET     OPTIONAL CASH    COMMENCEMENT
             DATE        PAYMENT DUE DATE      DATE      INVESTMENT DATE
       ---------------   ---------------- -------------- ---------------
           5/29/97            6/2/97          6/3/97         6/17/97
           6/27/97            7/1/97          7/2/97         7/17/97
           7/30/97            8/1/97          8/4/97         8/18/97
           8/28/97            9/2/97          9/3/97         9/17/97
           9/30/97           10/2/97         10/3/97        10/17/97
          10/31/97           11/3/97         11/4/97        11/17/97
          11/28/97           12/2/97         12/3/97        12/17/97
          12/30/97            1/2/98          1/5/98         1/19/98
           1/28/98           1/30/98          2/2/98         2/17/98
           2/26/98            3/2/98          3/3/98         3/17/98
           3/30/98            4/1/98          4/2/98         4/17/98
           4/29/98            5/1/98          5/4/98         5/18/98
           5/29/98            6/2/98          6/4/98         6/17/98
           6/29/98            7/1/98          7/2/98         7/17/98
           7/29/98           7/31/98          8/3/98         8/17/98
           8/28/98            9/1/98          9/2/98         9/17/98
           9/30/98           10/2/98         10/5/98        10/19/98
          10/28/98           11/2/98         11/3/98        11/17/98
          11/30/98           12/2/98         12/3/98        12/17/98

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTI-TUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SE-CURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Documents Incorporated by Reference........................................   2
Summary of the Stockholder Investment Program..............................   3
Capstead Mortgage Corporation Stockholder Investment Program...............   5
  Purpose..................................................................   5
  Advantages...............................................................   5
  Disadvantages............................................................   5
  Administration...........................................................   6
  Participation............................................................   6
  Previous Sales Under the Program.........................................   7
  Enrollment Procedures....................................................   7
  Participation Option.....................................................   7
  Broker and Nominee Form..................................................   8
  Reinvestment of Cash Dividends...........................................   9
  Optional Cash Investments and Initial Investments........................   9
  Cash Investments Exceeding $10,000.......................................  10
  Investment Date..........................................................  11
  Source and Price of Shares...............................................  12
  Sale of Shares...........................................................  13
  Share Safekeeping........................................................  13
  Gift/Transfer of Shares Within the Program...............................  14
  Reports to Participants..................................................  14
  Certificates for Shares..................................................  14
  Plan of Distribution; Expenses...........................................  15
  Withdrawal...............................................................  16
  Miscellaneous............................................................  16
The Company................................................................  17
Tax Consequences...........................................................  17
  Reinvested Dividends.....................................................  17
  Optional Cash Payments...................................................  18
  Receipt of Share Certificates and Cash...................................  18
  Miscellaneous............................................................  18
Use of Proceeds............................................................  18
Legal Matters..............................................................  19
Experts....................................................................  19

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               4,800,000 SHARES

                                     LOGO

                               CAPSTEAD MORTGAGE
                                  CORPORATION

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------

                        STOCKHOLDER INVESTMENT PROGRAM

                               ----------------

                                  MAY  , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Registration Fee--Securities and Exchange Commission............. $31,331.13
   Printing and Engraving Expenses..................................     12,000
   Accounting Fees and Expenses.....................................      1,000
   Legal Fees and Expenses..........................................     10,000
   Blue Sky Fees and Expenses.......................................      1,000
                                                                     ----------
     Total..........................................................  55,331.13
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Articles of Incorporation provide for indemnification of directors to the full extent permitted by Maryland law, indemnification of officers who are also directors to the extent the Company shall indemnify its directors, and indemnification of officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

  Section 2-418 of the Maryland General Corporation Law generally permits a Maryland corporation to indemnify any director made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of service in his capacity as a director, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. If the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. In addition, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct.

  Section 2-418 also provides that a court of appropriate jurisdiction may, upon application of a director and such notice as the court shall require, order indemnification if it determines that a director is entitled to reimbursement because the director has been successful on the merits or otherwise, in any such proceeding, in which case the director shall be entitled to recover the expenses of securing such reimbursement, or if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the applicable standards of conduct or has been adjudged liable in a proceeding charging improper personal benefit to the director. Indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged on the basis that personal benefit was improperly received shall be limited to expenses. The indemnification and advancement of expenses provided or authorized by Section 2-418 may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of the stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under Section 2-418 and, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.
Section 2-418 also provides that a corporation may purchase and maintain insurance against liabilities for which indemnification is not expressly provided by statute.

  The Company provides insurance from commercial carriers against certain liabilities incurred by the directors and officers of the Company.

ITEM 16. EXHIBITS.

   EXHIBIT                             DESCRIPTION
   -------                             -----------
     5.1   Opinion of Andrews & Kurth L.L.P., counsel to the Registrant, as to the legality of the Common Stock being offered (2)
     5.2   Opinion of Piper & Marbury L.L.P. as to the legality of the Common
            Stock being offered (2)
    23.1   Consent of Ernst & Young LLP (1)
    23.2   Consent of Andrews & Kurth L.L.P. (incorporated in Exhibit 5.1) (2)
    23.3   Consent of Piper & Marbury L.L.P. (incorporated in Exhibit 5.2) (2)
    24.1   Power of Attorney (2)

--------

(1)  Filed herewith.

(2) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement No. 333-26419 on May 2, 1997, and incorporated by reference herein.


ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-26419 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 13TH DAY OF MAY, 1997.

                                         Capstead Mortgage Corporation

                                         By:     /s/ Andrew F. Jacobs
                                                     Andrew F. Jacobs
                                            Senior Vice President--Control and
                                                        Treasurer


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-26419 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE


                                      Chairman, Chief
               *                       Executive Officer,        May 13, 1997
------------------------------------   President and
           RONN K. LYTLE               Director
                                       (Principal
                                       Executive Officer)

        /s/ Andrew F. Jacobs          Senior Vice
------------------------------------   President--Control        May 13, 1997
          ANDREW F. JACOBS             and Treasurer
                                       (Principal
                                       Financial and
                                       Accounting
                                       Officer)

                                      Director
               *                                                 May 13, 1997
------------------------------------
          BEVIS LONGSTRETH

                                      Director
               *                                                 May 13, 1997
------------------------------------
            PAUL M. LOW

                                      Director
------------------------------------
          HARRIET E. MIERS

                                      Director
               *                                                 May 13, 1997
------------------------------------
          WILLIAM R. SMITH

                                      Director
               *                                                 May 13, 1997
------------------------------------
          JOHN C. TOLLESON


*By: /s/ Andrew F. Jacobs
  ---------------------------------

 ANDREW F. JACOBS ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

                                                                                    SEQUENTIALLY
EXHIBIT                                                                               NUMBERED
NUMBER                                    EXHIBIT                                       PAGE
-------                                   -------                                   ------------
5.1      Opinion of Andrews & Kurth L.L.P., counsel to the Registrant, as to the legality of the Common Stock being offered (2)
5.2      Opinion of Piper & Marbury L.L.P. as to the legality of the Common Stock being offered (2)
23.1     Consent of Ernst & Young LLP (1)
23.2     Consent of Andrews & Kurth L.L.P. (incorporated in Exhibit 5.1) (2)
23.3     Consent of Piper & Marbury L.L.P. (incorporated in Exhibit 5.2) (2)
24.1     Power of Attorney (2)

--------

(1)  Filed herewith.

(2) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement No. 333-26419 on May 2, 1997, and incorporated by reference herein.